Exhibit 99.1

FOR IMMEDIATE RELEASE

The Princeton Review Appoints John M. Connolly as Interim President and CEO

Succeeds Former President and CEO Michael Perik

FRAMINGHAM, Mass., March 9, 2011 – The Princeton Review, Inc. (NASDAQ: REVU), a leading provider of test preparation, educational support services and online career education services, has appointed John M. Connolly as interim president and chief executive officer, succeeding Michael Perik, who has resigned to pursue other interests.

“In the appointment of John to this interim position, our board of directors has proactively identified an accomplished and highly capable executive to immediately take the helm as we look to re-focus our efforts on the execution of the core business,” said David Lowenstein, The Princeton Review’s chairman of the board. “John brings outstanding leadership skills, both operationally and strategically, and he’s successfully built multiple companies. Further, his prior service as president and CEO of Institutional Shareholder Services (ISS) underscores his commitment to clear communication, transparency and, ultimately, creation of shareholder value.”

Connolly’s extensive experience includes serving as president and CEO of ISS, which provides proxy voting, corporate governance, compliance and risk management solutions, until its sale to RiskMetrics in 2006. He also serves as a managing director and operating partner of Bain Capital Ventures and has recently completed his service as interim president and CEO of EDGAR Online, Inc., a provider of XBRL filing services, datasets and analysis tools. Previously, Connolly founded Mainspring, Inc., a provider of strategic consulting, research and advisory services to Fortune 1000 companies. Under his leadership, Mainspring grew from a start-up to a publicly traded company and was purchased by IBM in 2001.

“The Princeton Review has a strong brand name with quality assets and several exciting strategic initiatives in place,” noted Connolly. “In addition to navigating the transition to a new CEO, my initial focus will be to re-prioritize our efforts on the diligent execution of our current market opportunities within test prep and Penn Foster, while establishing consistent and clear communication with our stakeholders about our present and future business strategy. I expect these efforts will result in our ability to forecast growth across all business units with improved profitability.”

The Princeton Review’s board of directors has formed a committee that will immediately begin the search for a permanent CEO to lead the next phase of the company’s growth.

The Princeton Review stated that it wishes Mr. Perik well in his future endeavors, including his pursuit of a new venture developing educational training programs in Middle Eastern countries for health care professionals.

About The Princeton Review

The Princeton Review (Nasdaq: REVU) has been a pioneer and leader in helping students achieve their higher education goals for more than 28 years through college and graduate school test preparation and private tutoring. With more than 165 print and digital publications and a free website, www.PrincetonReview.com, the company provides students and their parents with the resources to research, apply to, prepare for, and learn how to pay for higher education. The Princeton Review partners with schools and guidance counselors throughout the U.S. to assist in college readiness, test preparation and career planning services, helping more students pursue postsecondary education.

The company also owns and operates Penn Foster Education Group, a global leader in online education, providing career-focused degree and vocational programs in the fields of allied health, business, technology, education, and select trades through the Penn Foster High School and Penn Foster Career School (www.pennfoster.edu). Penn Foster creates the platform to leverage the company’s Career Education Partnerships division which is comprised of ventures with the National Labor College (NLC) and Community College Partnerships (CCP). The venture with the NLC was formed to bring high-quality bachelor degree completion and certificate programs to the AFL-CIO’s 13 million members and the working adults in their families. The CCP venture is a partnership with community colleges to expand distance and hybrid learning opportunities. For more information, visit www.PrincetonReview.com.

Safe Harbor Statement

All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “could,” “would,” “will,” “should,” “plan,” “project,” “contemplate,” “anticipate,” or similar statements. Because these statements reflect The Princeton Review’s current views concerning future events, these forward-looking statements are subject to risks and uncertainties. The Princeton Review’s actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, demand for the company’s products and services; the company’s ability to compete effectively and adjust to rapidly changing market dynamics; the timing of revenue recognition from significant contracts with schools and school districts; market acceptance of the company’s newer products and services; continued federal and state focus on assessment and remediation in K-12 education; and the other factors described under the caption “Risk Factors” in The Princeton Review’s most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. The Princeton Review undertakes no obligation to update publicly any forward-looking statements contained in this press release.

Company Contacts:

Chris Kasper

Chief Financial Officer

The Princeton Review, Inc.

Tel: 508-663-5050

Scott Liolios or Cody Slach

Investor Relations

Liolios Group, Inc.

Tel: 949-574-3860

REVU-g

2